Exhibit 99.1

Investor Contact:

Christopher Taylor

781-398-2466

Media Contact:

Sarah Emond

781-398-2544

For Immediate Release

Oscient Pharmaceuticals Names Gary Patou, M.D. to Board

— Key figure in creation of Oscient and commercialization of FACTIVE tablets transitions to new leadership role —

Waltham, Mass., March 22, 2005 – Oscient Pharmaceuticals Corporation’s (Nasdaq: OSCI) Board of Directors has named Gary Patou, M.D. as its newest member. During his career in drug development, Dr. Patou directed the clinical trials for the Company’s lead product FACTIVE® (gemifloxacin mesylate) tablets and subsequently led the team that secured FDA approval for the drug. As previously announced, Dr. Patou’s tenure as Executive Vice President and Chief Medical Officer of Oscient Pharmaceuticals will conclude on March 31, 2005 and he will remain a consultant through the end of the year.

“Gary will continue to be an important asset to management, the Board and investors as we work to establish the FACTIVE brand. Gary’s broad experience in drug development will be particularly beneficial as we seek to expand the FACTIVE label and pursue new product opportunities,” stated David B. Singer, Chairman of Oscient Pharmaceuticals.

Dr. Patou joined Oscient through the merger with GeneSoft Pharmaceuticals in 2004. As President of Genesoft, Dr. Patou was instrumental in applying for and obtaining FDA approval of the Company’s lead product, FACTIVE tablets. Prior to joining Genesoft, Dr. Patou worked at SmithKline Beecham Pharmaceuticals (SB), now a unit of GlaxoSmithKline, as a Senior Vice President & Director, Project and Portfolio Management, managing all of the company’s pharmaceutical development projects, including FACTIVE. Dr. Patou also served as Director and Vice President of Anti-Infective Development where he managed the development of a broad line of anti-infective products, including oral, IV and topical antibiotics. He has held a number of academic appointments at University College & Middlesex School of Medicine in London and holds B.Sc., M.B. B.S. and M.D. degrees from University College London.

As announced in January, Ton Bunt, M.D. joined the Company as Senior Vice President, Clinical Development and Medical Affairs and has worked closely with Dr. Patou to ensure the successful transition of responsibilities.

The Company also announced the resignation from the Board of Vernon R. Loucks, Jr. Mr. Loucks was an original member of the Board of GeneSoft Pharmaceuticals and subsequently Oscient Pharmaceuticals upon the February 6, 2004 merger between Genesoft and Genome Therapeutics Corporation. The Company wishes to express its gratitude for Mr. Loucks’ service both at Genesoft and Oscient.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. The Company is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. In addition to the oral tablet form,

Oscient Pharmaceuticals is developing an investigational FACTIVE intravenous formulation for use in hospitalized patients. The Company has a novel antibiotic candidate, Ramoplanin, in advanced clinical development for the treatment of Clostridium difficile-associated diarrhea (CDAD).

Forward-Looking Statement

This news release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. Our business is significantly dependent upon our ability to launch the commercial sale of FACTIVE® tablets, and, due to the limitations on our resources and experience in commercializing products, there can be no assurance that we will be able to successfully launch FACTIVE tablets. Even if we succeed in launching FACTIVE tablets, a number of factors could negatively affect the success of FACTIVE tablets, including lack of acceptance by physicians, patients and third party payors, unanticipated safety, efficacy, or other regulatory issues, problems relating to manufacturing or supply, inadequate distribution of our products by wholesalers, pharmacies, hospitals and other customers and competition from other products. It is also uncertain whether we will be able to expand the indications for which FACTIVE tablets are approved or obtain approval to sell our lead product candidate, Ramoplanin. Factors which may prevent or delay us in obtaining additional regulatory approvals of our products and product candidates include, negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates. We are also subject to the risk that our business and the business of GeneSoft Pharmaceuticals will not be integrated successfully and the significant costs related to the integration. Our business could also be negatively affected due to our inability or the inability of our alliance partners to successfully develop and commercialize products based on our discoveries. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statement are described under the heading “Risk Factors” in ”Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2004 and in other filings that we may make with the Securities and Exchange Commission from time to time.

###